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                                EXHIBIT T3E-1.1

                           DISCLOSURE STATEMENT ORDER

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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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IN RE                                           :
                                                :       CHAPTER 11 CASE NO.
INTERNATIONAL WIRE GROUP, INC., ET AL.,         :       04-11991 (BRL)
                                                :
                                                :       (JOINTLY ADMINISTERED)
              DEBTORS.                          :
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ORDER (i)APPROVING DEBTORS' SECOND AMENDED AND RESTATED DISCLOSURE STATEMENT (AS
  REVISED), (ii) ESTABLISHING VOTING RECORD DATE AND ELECTION EXPIRATION DATE,
(iii)APPROVING SOLICITATION AND ELECTION PROCEDURES, FORMS OF BALLOTS, ELECTION FORMS AND LETTER OF TRANSMITTAL, AND THE FORM AND MANNER OF NOTICE, AND
(iv)FIXING DATE, TIME AND PLACE FOR CONFIRMATION HEARING AND DEADLINE FOR FILING
                               OBJECTIONS THERETO

      A hearing having been held on June 30, 2004 (the "Hearing") to consider the motion of International Wire Group, Inc., and certain of its subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), dated May 10, 2004 (the "Motion"), as supplemented by the Supplement to the Motion (the "Supplement"), dated June 24, 2004, seeking, inter alia, approval pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") of the Debtors' Second Amended and Restated Disclosure Statement Pursuant to
Section 1125 of the Bankruptcy Code (As Revised), dated June 30, 2004 (as same has been or may be amended, the "Disclosure Statement," a copy of which is annexed hereto); approval of proposed solicitation and Election(1) procedures; approval of the forms of ballots; approval of the Election Forms

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(1) The Election and the capitalized terms related to the Election are defined in the Supplement and have the same meanings herein that they have in the Supplement. Other capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

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and the Letter of Transmittal; the establishment of the Expiration Date for making the Election; the establishment of the date, time and place for the confirmation hearing on the Debtors' Second Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated June 24, 2004 (as same has been or may be amended, the "Plan," a copy of which is annexed to the Supplement as Exhibit "1") and the deadline for filing objections thereto and the form and manner of giving notice thereof; and it appearing from the affidavits of service on file with this Court that proper and timely notice of the Hearing has been given; and it appearing that such notice was adequate and sufficient; and the Hearing having been adjourned to and concluded on July 7, 2004; and the appearances of all interested parties having been duly noted on the record of the Hearing; and the Debtors having made the conforming additions, changes, corrections and deletions, if any, to the Disclosure Statement necessary to conform to the record of the Hearing; and, upon the Motion, the Supplement, the Disclosure Statement, the record of the Hearing and all of the proceedings heretofore had before the Court, and after due deliberation and sufficient cause appearing, therefore it is

      ORDERED, FOUND AND DETERMINED THAT:

      1. The Disclosure Statement contains adequate information within the meaning of section 1125 of the Bankruptcy Code.

      2.    The Disclosure Statement and the Motion are hereby approved.

      3. The forms of the ballots and master ballot ("Master Ballot," together with all other ballots, the "Ballots") annexed to the Motion as Exhibits "E," "F" and "G" thereto, are consistent with Official Form No. 14, adequately address the particular needs of these chapter 11 cases, and are appropriate for the classes of claims

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and equity interests entitled to vote to accept or reject the Plan (the "Voting
Classes"). The forms of the Ballots, including the Master Ballot, are hereby approved.

      4. The Election Form and the Letter of Transmittal, Exhibits "4" and "5," respectively, to the Supplement, when taken together with appropriate information about the Election contained in the Disclosure Statement, are adequate and appropriate to enable the holders of Allowed Subordinated Note Claims (Class 3) to be apprised of the opportunity to make the Election and the mechanism for doing so. Such forms are hereby approved.

      5. For voting purposes and mailing of notices pursuant to this Order, July 2, 2004 shall be the "Voting Record Date" for purposes of this Order and determining which holders of Claims and Equity Interests in the Voting Classes are entitled to vote on the Plan.

      6. With respect to holders of claims and equity interests in Voting Classes, on or before July 14, 2004, the Debtors shall deposit or cause to be deposited in the United States mail, postage prepaid, a sealed solicitation package (the "Solicitation Package") which shall include:

      (a) notice of the confirmation hearing and related matters, substantially in the form of Exhibit "C" annexed to the Motion (the "Confirmation Hearing Notice"), setting forth the time fixed for (i) filing acceptances and rejections of the Plan, (ii) filing objections to confirmation of the Plan, (iii) the Expiration Date for making Elections, and (iv) the date and times of the hearing on confirmation and for making and filing any objections thereto;

      (b) a copy of the Disclosure Statement, as approved by the Court (with exhibits, including the Plan and this Order);

      (c) appropriate Ballot(s) and/or Master Ballot(s), together with instructions and a return envelope; and

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      (d)   to holders of record of Class 3 (Subordinated Notes Claims), an
            Election Form(s) and a Letter(s) of Transmittal.

      7. The Debtors shall distribute (or cause to be distributed) the Solicitation Packages to holders of Claims and Equity Interests, as of the Voting Record Date, in the Voting Classes.

      8. With respect to the Solicitation Packages to be distributed to Class 3 (Subordinated Notes Claims), the Debtors shall distribute (or cause to be distributed) a sufficient number of Solicitation Packages to record holders of the Debtors' Subordinated Notes Claims, including, without limitation, brokers, banks, dealers, or other agents or nominees (collectively the "Voting Nominees"), to enable each Voting Nominee to forward them to all beneficial owners of such Subordinated Notes for which the Voting Nominee is the holder (the "Beneficial Owners"), and the Debtors shall be responsible for each such Voting Nominee's reasonable, actual, and necessary out-of-pocket expenses associated with the distribution of Solicitation Packages to the Beneficial Owners of such Claims and tabulation of the Ballots and completion of the Master Ballots.

      9. The Debtors are authorized to distribute (or cause to be distributed) Master Ballots to the Voting Nominees after the Solicitation Packages have been forwarded by the respective Voting Nominee to the Beneficial Owners for which it is acting in accordance with customary procedures.

      10. Each Voting Nominee is authorized and directed to either (i) forward Solicitation Packages to Beneficial Owners within three (3) business days after the Voting Nominee's receipt thereof, receive returned Ballots from the Beneficial

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Owners, tabulate the results according to the instructions set forth in the
Master Ballot, and return, inter alia, such results to Innisfree M&A Incorporated ("Innisfree"), the Debtors' voting agent ("Voting Agent"), by the Voting Deadline (as defined below), or (ii) arrange for Beneficial Owners to receive "prevalidated" Ballots for direct return to the Voting Agent by the Voting Deadline.

      11. To the extent that a Voting Nominee elects to arrange for Beneficial Owners to receive prevalidated Ballots for direct return to the Voting Agent,
(i) the Voting Nominee shall (a) complete and execute the Ballot (other than items 2 and 3) and indicate on the Ballot the name of the Voting Nominee, the amount of the Subordinated Notes held by the Voting Nominee for the Beneficial Owner, and the account number(s) for the account(s) in which such Subordinated Notes are held by the Voting Nominee and, thereafter, (b) forward the Solicitation Packages (with the prevalidated Ballots) or copies thereof to the Beneficial Owners within three (3) business days of the receipt by such Voting Nominee of the Solicitation Package, and (ii) the Beneficial Owner shall return the prevalidated Ballot to the Voting Agent by the Voting Deadline (as defined below).

      12. As a part of the Solicitation Package, the Debtors shall distribute to the Voting Nominees copies of the Election Forms and the Letter of Transmittal, substantially in the forms of Exhibits "4" and "5" to the Supplement, in sufficient quantities to enable the Voting Nominees to forward them to all Beneficial Owners of the Subordinated Notes for which they are acting. The Voting Nominees shall forward the same to the Beneficial Owners and the Debtors shall be responsible for each such Voting Nominee's reasonable, actual and necessary out-of-pocket expenses. associated with the

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distribution of Election Forms and Transmittal Letters to the Beneficial Owners
of the Allowed Subordinated Notes Claims. The Voting Nominees may utilize a form of Election Form other than the one provided by the Debtors to obtain the instructions of their respective clients with respect to making the Election, if doing so will facilitate the implementation of such instructions.

      13. The Election Form (or a variant thereof provided by the Voting Nominee) shall be completed by each Beneficial Owner desiring to make an Election and shall be delivered by such owner to the Voting Nominee in sufficient time to enable the Voting Nominee to deliver such Elections prior to the Expiration Date in the manner prescribed by the Voting Agent's instructions. The Expiration Date shall be 4:00 p.m. Eastern Time on August 12, 2004. Each Voting Nominee receiving an Election Form prior to the Expiration Date, shall follow the procedures established by Innisfree M&A Incorporated, the Debtors' Voting Agent, with respect to the electronic delivery of the securities underlying each such Allowed Subordinated Notes Claim of a Beneficial Owner that makes a timely instruction to the Voting Nominee to make an Election.

      14. With respect to holders of Claims and Equity Interests in unimpaired Classes not entitled to vote, on or before July 14, 2004, the Debtors shall distribute (or cause to be distributed) the Notice of Non-Voting Status, substantially in the form annexed to the Motion as Exhibit "D" thereto, to each holder of a Claim and Equity Interest in an unimpaired Class.

      15. The Debtors shall cause the Confirmation Hearing Notice to be published once in The Wall Street Journal (National Edition) on a date not less than twenty-five (25) calendar days prior to the hearing to consider confirmation of the Plan.

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      16.   All persons and entities entitled to vote on the Plan shall deliver their Ballots by mail, hand delivery or overnight courier no later than 4:00 p.m. Eastern Time on August 12, 2004 (the "Voting Deadline") to the Voting Agent at:

                      INTERNATIONAL WIRE GROUP, INC. et al.
                         c/o Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                           Telephone: (877) 750-2689
                     (banks and brokers call (212) 750-5833)

Any Ballot received after such time shall not be counted other than as provided for herein. Ballots submitted by facsimile shall not be counted.

      17. The Debtors are authorized to grant, in writing, an extension of the Voting Deadline with respect to any holder of a Claim or Equity Interest, at the Debtors' sole discretion.

      18.   With respect to Ballots submitted by a holder of a Claim or Equity
Interest:

      (a) any Ballot which is properly completed, executed and timely returned to the Voting Agent that does not indicate an acceptance or rejection of the Plan shall not be counted;

      (b) any Ballot which is returned to the Voting Agent indicating acceptance or rejection of the Plan but which is unsigned shall not be counted;

      (c) whenever a creditor or Equity Interest holder casts more than one Ballot voting the same Claim or Equity Interest prior to the Voting Deadline, only the last Ballot timely received by the Voting Agent shall be counted;

      (d) if a creditor or Equity Interest holder casts simultaneous duplicative Ballots voted inconsistently such Ballots shall count as one vote accepting the Plan;

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      (e)   each creditor shall be deemed to have voted the full amount of its
            Claim, and each holder of an Equity Interest shall be deemed to have voted the full amount of its Equity Interest;

      (f) creditors shall not split their vote within a Claim, thus each creditor shall vote all of its Claim within a particular Class either to accept or reject the Plan, and each holder of an Equity Interest shall not split their vote within an Equity Interest, thus each holder of an Equity Interest shall vote all of its Claim within a particular Class either to accept or reject the Plan;

      (g) any Ballot, other than a Master Ballot, that partially rejects and partially accepts the Plan shall not be counted;

      (h) any Ballot received by the Voting Agent by telecopier, facsimile or other electronic communication shall not be counted;

      (i) any Ballot that is illegible or contains insufficient information to permit the identification of the Claim or claimant shall not be counted;

      (j) any Ballot cast by a person or entity that does not hold a Claim or Equity Interest in a Class that is entitled to vote to accept or reject the Plan shall not be counted; and

      (k) any Ballot received after the Voting Deadline shall not be counted, unless the Debtors shall have granted in writing an extension of the Voting Deadline with respect to such Ballot.

      19. With respect to Master Ballots and Ballots cast by Voting Nominees and Beneficial Owners, the following additional rules will apply to the tabulation of such ballots:

      (a) votes cast by beneficial owners through a Voting Nominee will be applied against the positions held by such entities in the applicable security as of the Voting Record Date, as evidenced by the record and depository listings (the "Record Amount"). Votes submitted by a Voting Nominee, whether pursuant to a Master Ballot or prevalidated Ballots, will not be counted in excess of the Record Amount of such securities held by such Voting Nominee;

      (b) to the extent that conflicting votes or "overvotes" are submitted by a Voting Nominee, whether pursuant to a Master Ballot or

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            prevalidated Ballots, the Debtors' Voting Agent will attempt to reconcile discrepancies with the Voting Nominees;

      (c) to the extent that overvotes on a Master Ballot or prevalidated Ballots are not reconcilable prior to the preparation of the vote certification, the Debtors' Voting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot or prevalidated Ballots that contained the overvote, but only to the extent of the Voting Nominee's position in the applicable security; and

      (d) for purposes of tabulating votes, each Voting Nominee or beneficial owner will be deemed to have voted the principal amount of its Claim relating to such security.

      20. The hearing on confirmation of the Plan is scheduled for August 19, 2004 at 10:00 a.m. (Eastern Time) before the Honorable Burton R. Lifland, United States Bankruptcy Judge, in Room 623 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York. This hearing may be adjourned from time to time without further notice other than an announcement of the adjourned date(s) at said hearing and at any adjourned hearing(s).

      21. Any objection to confirmation of the Plan must be filed with the Clerk of the Bankruptcy Court, together with proof of service, and served on each of the following persons so as to be filed and actually received no later than 4:00 p.m. (Eastern Time) on August 12, 2004:

      (i) the Debtors, 101 South Hanley Road, Suite 1075, St. Louis, Missouri 63105 (Attn: David J. Webster, Chief Restructuring Officer);

      (ii) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153-0119 (Attn: Alan B. Miller, Esq.) and 200 Crescent Court, Suite 300, Dallas, Texas 75201-6950 (Attn: Stephen A. Youngman, Esq.), attorneys for the Debtors;

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      (iii) the Office of the United States Trustee for the Southern District of
            New York, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Paul Schwartzberg, Esq.);

      (iv) Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 (Attn: Daniel V. Oshinsky, Esq. and Robert Mrofka, Esq.), attorneys for the Debtors' postpetition lenders; and

      (v) Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, 10038-4982 (Attn: Michael J. Sage, Esq. and Kristopher M. Hansen, Esq.), attorneys for the official committee of unsecured creditors.

Any objection to confirmation of the Plan must (a) be in writing, (b)state the name and address of the objecting party and the amount of its Claims or the nature of its interest, and (c)state, with particularity, the nature of its objection and all legal and factual bases therefor. Any confirmation objection not filed and served as set forth herein shall be deemed waived and may not be considered by the Bankruptcy Court.

      22. The Debtors are authorized to make nonsubstantive changes to the Disclosure Statement, Plan, Ballots (including Master Ballots), Election Forms, the Letter of Transmittal, Confirmation Hearing Notice, and related documents without further order of the Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, and any other materials in the Solicitation Package prior to their distribution.

      23. The requirement under Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a separate memorandum of law is waived.

Dated: New York, New York
       July 7, 2004

                                                /s/ Burton R. Lifland
                                                --------------------------------
                                                United States Bankruptcy Judge

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